Exhibit 10.d.76

Officer Compensation Table

In December 2005 the Compensation Committee did not increase the base salary adjustment for the CEO and recommended base salary increases ranging from three to five percent for five other officers of the Company, effective January 1, 2006. The Board of Directors approved the non-CEO officer base salary increases in December 2005, effective January 1, 2006. Officer salaries as of January 1, 2006 and short-term incentive bonuses paid for 2005 performance are as set forth below:

Name and Principal Position	2006 Salary	2005 Short-Term Incentive Bonuses
Christopher L. Dutton President and Chief Executive Officer	$369,600	$168,256
Mary G. Powell Senior Vice President and Chief Operating Officer	$270,890	$119,728
Robert J. Griffin Vice President, Chief Financial Officer and Treasurer	$194,250	$56,146
Donald J. Rendall, Jr. Vice President, General Counsel and Corporate Secretary	$192,150	$55,539
Robert E. Rogan Vice President External Affairs	$173,250	$12,520
Walter S. Oakes Vice President - Field Operations	$157,456	$45,948
Stephen C. Terry (1) Senior Vice President Corporate and Legal Affairs	$0	$64,037

(1) Mr. Terry retired from the Company on January 6, 2006.